Exhibit 10.15

GLOBAL EAGLE ENTERTAINMENT INC.
2016 INDUCEMENT AND RETENTION STOCK PLAN FOR EMC EMPLOYEES

RESTRICTED STOCK UNIT GRANT NOTICE

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), pursuant to its 2016 Inducement and Retention Stock Plan for EMC Employees (as amended from time to time, the “Plan”), hereby grants to the participant (the “Participant”) identified in this grant notice (this “Grant Notice”) an award (the “Award”) consisting of that number of restricted stock units (“Restricted Stock Units” or “RSUs”) identified in this Grant Notice. This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are attached hereto and incorporated herein in their entirety. This Award is contingent upon the closing of the acquisition by the Company (the “Acquisition”) of EMC Intermediate, LLC pursuant to the Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC. IF THE CLOSING OF THE ACQUISITION DOES NOT OCCUR, THIS AWARD, THE GRANT NOTICE AND THE AGREEMENT SHALL BE NULL AND VOID.

Participant:	Abel Avellan

Grant Date:	July 27, 2016

Vesting Commencement Date:	July 27, 2016

RSUs:	275,000

Vesting Schedule:	Subject to Sections 4 and 7 of the Agreement, the RSUs will vest in equal annual installments on the first (1st), second (2nd) and third (3rd) anniversaries of the Vesting Commencement Date.

Additional Terms / Acknowledgements: The Participant acknowledges receipt of the Award Documents and the Plan, and understands and agrees to the terms set forth in the Award Documents. The Participant acknowledges that he is accepting the Award by electronic means and that such electronic acceptance constitutes the Participant’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Award, the Participant consents to receive any documents related to participation in the Plan and the Award by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. The Participant also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). The Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between the Participant and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of the following agreements only, if any: the Participant’s Employment Agreement (as defined in the Agreement).

ATTACHMENTS:	I. Restricted Stock Unit Award Agreement
II. 2016 Inducement and Retention Stock Plan for EMC Employees

[Signature page follows]

Sincerely,

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ David M. Davis
Name: David M. Davis
Title: Chief Executive Officer

[Signature Page to GEE Inducement Plan - Restricted Stock Unit Agreement (Avellan)]

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Notice.

/s/ Abel Avellan
Employee

July 27, 2016
Date

[Signature Page to GEE Inducement Plan - Restricted Stock Unit Agreement (Avellan)]

GLOBAL EAGLE ENTERTAINMENT INC.
2016 INDUCEMENT AND RETENTION STOCK PLAN FOR EMC EMPLOYEES
RESTRICTED STOCK UNIT AWARD AGREEMENT

1.                                      Grant of RSUs.  Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby grants to the participant (the “Participant”) identified in the grant notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached a restricted stock unit (“Restricted Stock Unit” or “RSU”) award (this “Award”), pursuant to the Company’s 2016 Inducement and Retention Stock Plan for EMC Employees (as amended from time to time, the “Plan”), consisting of that number of RSUs specified in the Grant Notice, in connection with the closing of the acquisition by the Company (the “Acquisition”) of EMC Intermediate, LLC (“EMC”) pursuant to the Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC. The Award is subject to the terms and conditions of this Agreement, the Employment Agreement (as defined in Section 7(b) of this Agreement), the Grant Notice and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.  The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated by reference herein. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.

2.                                      Inducement Award. This Award is granted to the Participant as an inducement material to his employment following the Acquisition, pursuant to The NASDAQ Stock Market Listing Rule 5635(c)(4).

3.                                      Acceptance and Acknowledgement.

(a)                                 As a condition to the grant of the Award, the Participant agrees to execute the Grant Notice and to deliver the same to the Company, by signature or electronic means delivered to the Administrative Service within ten (10) business days after the Grant Date. The Company may, in its sole discretion, choose to deliver any documents related to participation in the Plan and the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting this Award, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or by the Administrative Service. For purposes of this Agreement, “Administrative Service” shall mean any third-party stock award administrator designated by the Company from time to time, provided that, the Company shall administer this Award until such time as an Administrative Service is engaged by the Company.

(b)                                 By signing the Grant Notice, the Participant accepts the Award and agrees to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and the Participant further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company or any Subsidiary thereof

(collectively, the “Global Eagle Companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Global Eagle Companies. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

4.                                      Vesting of RSUs. A portion of the RSUs will vest, and the restrictions applicable thereto will lapse, on each applicable vesting date set forth in the Grant Notice (each, a “Vesting Date”), subject to the Participant’s continued employment with the Global Eagle Companies on each Vesting Date, except as otherwise provided in this Agreement.

5.                                      Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan, dividend equivalents payable on the RSUs will be accrued on the Participant’s behalf at the time that cash dividends are otherwise paid to owners of Common Stock.  Accrued dividend equivalent balances will be subject to the same restrictions and vesting schedule applicable to the RSUs and will be paid to the Participant with the distribution of the Shares on each applicable Vesting Date (or the next business day thereafter, if such Vesting Date falls on a weekend or holiday).

6.                                      Distribution of Shares Upon Vesting; Withholding Taxes. Unless otherwise provided herein, upon each Vesting Date (or the next business day thereafter, if such Vesting Date falls on a weekend or holiday), the Company will deliver a number of Shares to the Participant equal to the percentage of the Award that vested in accordance with Section 4. The Participant is personally responsible for the payment of all taxes related to the distribution of Shares (with the exception of the applicable employer portion of payroll taxes).  Participant shall have the right, at his option, to (i) pay to the Global Eagle Companies, in cash, an amount equal to any income, social, or other taxes of any kind required by law to be withheld in connection with the settlement of the RSUs or other securities pursuant to this Agreement or (ii) have the Global Eagle Companies deduct from the Award an amount equal to any income, social, or other taxes of any kind required by law to be withheld in connection with the settlement of the RSUs or other securities pursuant to this Agreement. If the distribution of RSUs is subject to tax withholding, such taxes will be settled by withholding cash and/or a number of Shares with a market value not less than the amount of such taxes. Any cash from dividend equivalents remaining after withholding taxes are paid will be paid in cash to the Participant. If withholding of taxes is not required, none will be taken and the gross number of Shares will be distributed.

7.                                      Provisions for Termination.

(a)                                 Death or Disability. If the Participant’s employment with the Global Eagle Companies terminates due to the Participant’s death or Disability, all RSUs will vest in full as of the date on which the Participant is determined to be totally Disabled or the date of the Participant’s death. The Shares underlying the RSUs will be distributed no later than two and half (2½) months following the end of the calendar year in which the Participant dies or becomes Disabled.

(b)                                 Termination of Employment for Cause or without Good Reason. Notwithstanding anything herein or in the Plan to the contrary, in the event of a termination of the Participant’s employment for Cause or without Good Reason (as such terms are defined in the Participant’s Employment Letter Agreement with the Company, dated July   , 2016 (the “Employment Agreement”)), all unvested RSUs will be automatically forfeited as of the date of termination.

(c)                                  Treatment Upon Termination of Employment without Cause or for Good Reason. Notwithstanding anything herein or in the Plan to the contrary, in the event of a termination of the Participant’s employment without Cause or for Good Reason (as such terms are defined in the Employment Agreement, the Award shall vest in accordance with Section 4 of the Employment Agreement.  The Shares to be delivered to the Participant in settlement of the vested portion of the Award will be delivered as soon as practicable following the date of termination of employment.

8.                                      Treatment Upon Change of Control. Notwithstanding anything herein or in the Plan to the contrary, in the event of a Change of Control, the Award shall vest in accordance with Section 4 of the Employment Agreement.

9.                                      Non-transferability of RSUs. Prior to vesting, this Award is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except as otherwise provided in the Plan.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award or of such rights contrary to the provisions hereof or the provisions of the Plan, or upon the levy of any attachment or similar process upon this Award or such rights, this Award and such rights shall, at the election of the Company, become null, void and of no further force or effect.

10.                               Rights as a Shareholder. Except as provided in Section 5 above (regarding dividends), by accepting this Award, the Participant shall have no rights as a shareholder of the Company in respect of the RSUs, including any voting rights, unless and until the date on which the RSUs have vested and the Participant becomes the holder of record of the Shares issuable upon the vesting of the RSUs on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock.

11.                               Adjustments. The number of RSUs subject to this Award may be adjusted in any manner as contemplated by Section 9(b) of the Plan.

12.                               Consent to Transfer Personal Data. By accepting this Award, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. The Company holds certain personal information about the Participant, that may include his name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, driver’s license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, employment references, job title, employment or severance contract, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any Shares or directorships in the Company, details of all options or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

13.                               Requirements of Law and Securities Exchange. The issuance and transfer of Shares of Common Stock pursuant to this Award shall be subject to compliance by the Company and the Participant with all applicable requirements of Federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares of Common Stock may be listed. No Shares of Common Stock shall be issued pursuant to this Award unless and until any then applicable requirements of state or Federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

14.                               Miscellaneous.

(a)                                 Amendment. This Award of RSUs is documented by the records of the Committee or its delegate which shall be the final determinant of the number of Shares granted and the conditions of this Agreement. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall materially diminish the Participant’s rights under this Agreement without his consent. Except as in accordance with the two immediately preceding sentences and Section 16(b), this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b)                                 Discretionary Nature of Plan. By accepting this Award, the Participant agrees that the granting of the Award is at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be granted under the Plan or any other equity incentive plan maintained from time to time by the Company. Notwithstanding anything in this Agreement or the Plan to the contrary, this Award may be amended by the Company without the Participant’s consent, including, but not limited to, modifications to any of the rights granted to the Participant under this Agreement, at such time and in such manner as the Company may consider necessary to reflect changes in law, provided that no such amendment or modification shall materially diminish the Participant’s rights under this Agreement without his consent unless required by law. The Participant understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan at any time without limitation, provided that no such amendment or modification shall materially diminish the Participant’s rights under this Agreement without his consent unless required by law.

(c)                                  Entire Agreement. This Agreement, the Grant Notice, the Employment Agreement and the Plan together constitute the Participant’s and the Company’s entire understanding with respect to the subject matter hereof and supersede and void any and all prior agreements or understandings, written or oral, regarding the subject matter hereof, including, but not limited to, any term sheets (except as explicitly provided in the Grant Notice). Notwithstanding the foregoing, to the extent that the Participant has signed any restrictive covenant agreements with the Company (including, but not limited to, any confidentiality, intellectual property rights assignment, non-competition, non-solicitation and non-disparagement agreements), such restrictive covenant agreements shall remain in full force and effect.

(d)                                 Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

(e)                                  Compliance with Section 409A of the Code. This Agreement is intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, to the extent that the Committee determines that any portion of the Award granted hereunder is subject to Section 409A of the Code and fails to comply with the requirements thereof, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(f)                                   No Impact on Other Benefits. The value of the Award is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(g)                                  Notices. All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Administrative Service, or at such other address as may be designated in writing by either of the parties to the other party.

(h)                                 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles thereof regarding conflicts of law. The Participant and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Delaware, and the Participant agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

(i)                                     Successors and Assigns. The Company may assign any of its rights under this Agreement. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

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